Draft of December 10, 1996










                CORNING CLINICAL LABORATORIES INC.

             [___]% Senior Subordinated Notes due 2006



                             Underwriting Agreement

                                                  December __, 1996

J.P. Morgan Securities Inc.,
   Goldman, Sachs & Co.,
      Lazard Freres & Co. LLC,
c/o J.P. Morgan Securities Inc.,
60 Wall Street,
New York, New York 10260.

Ladies and Gentlemen:

      Corning Clinical Laboratories, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named above (the "Underwriters") an aggregate of $150,000,000 principal amount of the Senior Subordinated Notes specified above (the "Notes"). The Notes are to have the benefit of the full and unconditional, joint and several, Guarantees of the Guarantors (each as defined below). The Notes together with the Guarantees are hereinafter collectively referred to as the "Securities."

      1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

              (i) A registration statement on Form S-1 (File No. 333-15867) (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration

           Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, at the time it became or hereinafter becomes effective, each as amended at the time such part of the registration statement became or hereinafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such form of final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

              (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the forward looking statements made therein were made by the Company with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein;

              (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the forward looking statements made therein were made by the Company with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein;

              (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

              (v) The Company and its subsidiaries own all real property and personal property material to their businesses described in the Prospectus as owned by them, in each case free and clear of all liens, encumbrances and defects except such as are reflected in the financial statements included in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries, taken as a whole;

              (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure so to qualify or be in good standing would not have a material adverse effect on the financial condition, results of operations, cash flows or stockholders' equity of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to enter into its Guarantee and own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure so to qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, cash flows or stockholders' equity of such Guarantor and its subsidiaries, taken as a whole (a "Guarantor Material Adverse Effect"); and each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation except to the extent that the failure so to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

              (vii) After giving effect to the Distributions (as defined in the Prospectus), the Company will have the authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company or its subsidiaries, free and clear of all liens, encumbrances, equities or claims;

              (viii) The Notes have been duly authorized and, when executed, issued and delivered pursuant to this Agreement and when duly authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture dated as of December __, 1996 (the "Indenture") among the Company, each of the Guarantors and The Bank of New York , as Trustee (the "Trustee"), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and when executed and delivered by the Company, the Guarantors and the Trustee, will constitute a valid and binding instrument of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Notes and the Indenture will conform to the descriptions thereof in the Prospectus;

              (ix) Each Guarantor (as defined in the Indenture) has duly authorized its Guarantee (as defined in the Indenture) of the Notes; upon issuance of the Notes each Guarantee will be duly executed, issued and delivered, will constitute a valid and binding obligation of the related Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes are entitled to the benefits of the full and unconditional, joint and several, Guarantees as provided in the Indenture; and the Guarantees will conform to the description thereof in the Prospectus;

              (x) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Intercompany Agreements (as defined in the Indenture) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Intercompany Agreements or the Indenture, except (A) such consents, approvals, authorizations, orders, registrations or qualifications the failure so to obtain would not, individually or in the aggregate, have a Material Adverse Effect or as have been obtained under the Act or the Trust Indenture Act, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) notice filings in connection with (1) changing the name of the Company and certain subsidiaries and (2) substituting the ultimate parent entity with respect to substantially all licenses and accreditations, in each case in connection with the Distributions;

              (xi) The issuance by each Guarantor of its related Guarantee and the compliance by such Guarantor with all of the provisions of its Guarantee and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which such Guarantor or any of its subsidiaries is a party or by which such Guarantor or any of its subsidiaries is bound or to which any of the property or assets of such Guarantor or any of its subsidiaries is subject, except such breaches or violations as would not, individually or in the aggregate, have a Guarantor Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Guarantor or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of such Guarantor's Guarantee or the consummation by such Guarantor of the transactions contemplated by its Guarantee or the

           Indenture, except (A) such consents, approvals, authorizations, orders, registrations or qualifications the failure so to obtain would not, individually or in the aggregate, have a Guarantor Material Adverse Effect or as have been obtained under the Act or the Trust Indenture Act, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) notice filings in connection with (1) changing the name of the Company and certain subsidiaries and (2) substituting the ultimate parent entity with respect to substantially all licenses and accreditation, in each case in connection with the Distributions;

              (xii) None of the Company, the Guarantors or any other subsidiary of the Company is in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except such defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

              (xiii) Other than as set forth in the Prospectus, there are no legal, governmental or, to the best of the Company's knowledge, qui tam proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (xiv) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (xv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes;

              (xvi) Price Waterhouse LLP, Deloitte & Touche LLP, Ernst & Young LLP and Leverone & Company, who have certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

              (xvii) The Company and its subsidiaries hold all licenses, permits, certificates and approvals that are required by, and have satisfied all eligibility and other similar requirements that are imposed by, hospital, health or similar regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, or that are related to private or governmental programs for the reimbursement or payment of health care costs, in each case as required for the conduct of the respective businesses in which they are engaged (i) as contemplated by the Prospectus and (ii) in each jurisdiction or place where the conduct of their respective businesses requires such licenses, permits, certificates or approvals, or satisfaction of such requirements, except in each case where the failure to hold any such license, permit, certificate or approval, or to satisfy any such requirement, would not, individually or in the aggregate, have a Material Adverse Effect; and

              (xviii) All of the laboratories of the Company and its subsidiaries eligible for accreditation by the College of American Pathologists are so accredited; and all of the laboratories of the Company are in compliance, in all material respects, with the standards required by the Clinical Laboratory Improvement Amendments of 1988 ("CLIA");

           (b) Corning Incorporated, a New York corporation ("Corning"), represents and warrants to, and agrees with, each of the Underwriters that:

              (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the forward looking statements made therein were made by the Company with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein;

              (ii) The consummation of the Distributions, the issue and sale of the Securities by the Company and the compliance by Corning with all of the provisions of the Intercompany Agreements and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which Corning or any of its subsidiaries is a party or by which Corning or any of its subsidiaries is bound or to which any of the property or assets of Corning or any of its subsidiaries is subject, except such breaches or violations as would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations, cash flows or stockholders' equity of Corning and its subsidiaries, taken as a whole (a "Corning Material Adverse Effect"), nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-laws of Corning or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Corning or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation of the Distributions, the issue and sale of the Securities by the Company or the consummation by Corning of the transactions contemplated by the Intercompany Agreements or this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications the failure so to obtain would not, individually or in the aggregate, have a Corning Material Adverse Effect, or as have been obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and Corning has taken all action (corporate and other) to authorize and approve the Distributions;

              (iii) Each of the Intercompany Agreements has been duly authorized and, at the Time of Delivery, will be duly executed and delivered by the parties thereto and will constitute a valid and binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

           (c) The Company and Corning, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that the representations and other information set forth in the materials submitted by Corning and the Company to the Internal Revenue Service ("IRS") in connection with their request for a private letter ruling from the IRS (the "IRS Ruling") were as of the date submitted, and remain as of the date of this Agreement and will remain as of the Time of Delivery, complete and accurate in all material respects; and as of the date of this Agreement and as of the Time of Delivery, the IRS has neither revoked nor threatened the revocation of the IRS Ruling and, to the best of Corning's and the Company's knowledge, there exist no other reasons Corning or the Company is or is likely to become unable to rely upon the IRS ruling.

      2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of ....% of the principal amount thereof, plus accrued interest, if any, from December __, 1996 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      3. Upon the authorization by J.P. Morgan Securities Inc. of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

      4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as J.P. Morgan Securities Inc. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to J.P. Morgan Securities Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available funds. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December __, 1996 or such other time and date as J.P. Morgan Securities Inc., Corning and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

           (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross- receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(p) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. (a) The Company and Corning, jointly and severally, agree with each of the Underwriters:

              (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, Prospectus or, prior to the Distributions, the Company's Registration Statement on Form 10, dated November 26, 1996 (the "Company's Form 10"), which shall be disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters promptly after either of them receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after either of them receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or the Company's Form 10 or the Registration Statement on Form 10, dated November 22, 1996, of Covance Inc. (together with the Company's Form 10, the "Form 10s") of the suspension of the qualification of the Securities, the Company's common stock with attached preferred stock purchase rights (the "Company Common Stock") and Covance's common stock with attached preferred stock purchase rights (the "Covance Common Stock") for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or Form 10s or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or Form 10s or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

              (ii) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (iii) Prior to 5:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or the Trust Indenture Act, to notify the Underwriters and upon the request of any Underwriter to prepare and furnish without charge to such Underwriter and to any dealer in securities as many copies as such Underwriter may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon request of such Underwriter but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

              (iv) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

              (v) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

              (vi) Until the earlier of (A) the termination of the Escrow Agreement in accordance with its terms and (B) the occurrence of the Distributions, to take no action, directly or indirectly, to amend or alter, in any material respect, or terminate any Intercompany Agreement without the prior consent of the Underwriters, which consent shall not be unreasonably withheld; provided, however, that Corning and the Company may amend the Transaction Agreement (as defined in the Indenture) to change or abandon the Distribution Date (as defined therein) to such date as may be determined by Corning's Board of Directors; and

              (vii) In the event the Distributions occur, to cause the Company to have the capitalization contemplated by the Prospectus as of the date of the Distributions.

           (b) The Company agrees with each of the Underwriters:

              (i) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

              (ii) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, debt securities of the Company with a maturity of more than one year;

              (iii) During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all written reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (without duplication) as soon as they are available, (A) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed and
           (B) the documents specified in Section 1018 of the Indenture as in effect at the Time of Delivery; and

              (iv) To file with the Commission such reports on Form SR as may be required by Rule 463 under the Act.

      6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities;
(vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder shall be subject, in the sole discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company and Corning herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and Corning shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

           (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
      Section 5 (a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

           (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

           (c) Shearman & Sterling, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) The Notes have been duly authorized, executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture;

              (ii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee and due authorization by each Guarantor, constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); duly qualified under the Trust Indenture Act;

              (iii) Assuming due incorporation of each of the Guarantors and due authorization, execution and delivery by each Guarantor, the Guarantees of each Guarantor constitute valid and binding obligations of each such Guarantor, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

              (iv) The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Description of the Credit Facility" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present in all material respects the information called for with respect to such matters and documents and fairly summarize the matters and documents referred to therein;

              (v) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (in each case, other than the financial statements and related schedules and other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder. Such counsel shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except those set forth in subparagraph (iv) above. Such counsel shall state that it has, however, generally reviewed and discussed such statements with certain officers of the Company, its counsel and its auditors, and with your representatives. Such counsel shall state that in the course of this review and discussion, no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto (except for the financial statements and related schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not comment), as of its date or the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d) Raymond C. Marier, Vice President and General Counsel of the Company, shall have furnished to the Underwriters his written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

              (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure so to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that such counsel believes that both the Underwriters and such counsel are justified in relying upon such opinions and certificates);

              (iii) After giving effect to the Distributions, the Company will have the authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable;

              (iv) Each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

              (v) Each Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure so to qualify or be in good standing would not, individually or in the aggregate, have a Guarantor Material Adverse Effect; and each Guarantor has duly authorized, executed and delivered its Guarantee and the Indenture (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Guarantors, provided that such counsel shall state that such counsel believes that both the Underwriters and such counsel are justified in relying upon such opinions and certificates);

              (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal, governmental or qui tam proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (vii) This Agreement has been duly authorized, executed and delivered by the Company;

              (viii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Intercompany Agreements and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

              (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Intercompany Agreements or the Indenture, except (A) such consents, approvals, authorizations, orders, registrations or qualifications the failure so to obtain would not, individually or in the aggregate, have a Material Adverse Effect or as have been obtained under the Act or the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities, by the Underwriters and (B) notice filings in connection with (1) changing the name of the Company and certain subsidiaries and (2) substituting the ultimate parent entity with respect to substantially all licenses and accreditation, in each case in connection with the Distributions;

              (x) To the best of such counsel's knowledge, the issuance of the Guarantees and the compliance by each of the Guarantors with all of the provisions of the Guarantees and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or any other agreement or instrument known to such counsel to which any Guarantor or any of its subsidiaries is a party or by which any Guarantor or any of its subsidiaries is bound or to which any of the property or assets of any Guarantor or any of its subsidiaries is subject, except such breaches of violations as would not, individually or in the aggregate, have a Guarantor Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Guarantor or any of its subsidiaries or any of their properties;

              (xi) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with such court or governmental agency or body is required by any Guarantor for the issuance of the Guarantees or the consummation by such Guarantor of the transactions contemplated by this Agreement or the Indenture, except (A) such consents, approvals, authorizations, orders, registrations or qualifications the failure so to obtain would not, individually or in the aggregate, have a Guarantor Material Adverse Effect or as have been obtained under the Act or the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) notice filings in connection with (1) changing the name of the Company and certain subsidiaries and (2) substituting the ultimate parent entity with respect to substantially all licenses and accreditation, in each case in connection with the Distributions;

              (xii) The statements set forth in the Prospectus under the captions "Risk Factors -- Government Regulation" and "-- Government Investigations and Related Claims", and "Business -- Regulation and Reimbursement" and "-- Government Investigations and Related Claims", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present in all material respects the information called for with respect to such matters, documents and laws and fairly summarize the matters, documents and laws referred to therein;

              (xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

              (xiv) To the best of such counsel's knowledge, other than as disclosed in the Prospectus, there are no current, pending or threatened administrative or legal proceedings which are reasonably likely to affect

           (i) any of the Company's laboratory's accreditation with CAP, (ii) the Company's qualification to perform services for, and receive reimbursement from, Medicaid or Medicare or (iii) the Company's ability to conduct the clinical testing business in any state, except, in each case, for any such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect;

              (xv) Each of the Intercompany Agreements to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

              (xvi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (in each case other than the financial statements and related schedules and other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder. Such counsel shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except those set forth in subparagraph (xii) above. Such counsel shall state that it has, however, generally reviewed and discussed such statements with certain officers of the Company, its counsel and its auditors, and with your representatives. Such counsel shall state that in the course of this review and discussion, no facts have come to such counsel's attention that lead such counsel to believe that
           (i) the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto (except for the financial statements and related schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not comment), as of its date or the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also state that such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

           (e) William C. Ughetta, Senior Vice President and General Counsel of Corning, shall have furnished to the Underwriters his written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) Corning has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York;

              (ii) Each of the Intercompany Agreements to which Corning is a party has been duly authorized, executed and delivered by Corning and constitutes a valid and binding agreement of Corning, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

              (iii) The consummation of the Distributions, the issue and sale of the Securities by the Company and the compliance by Corning with all of the provisions of the Intercompany Agreements and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which Corning or any of its subsidiaries is a party or by which Corning or any of its subsidiaries is bound or to which any of the property or assets of Corning or any of its subsidiaries is subject, except such breaches or violations as would not, individually or in the aggregate, have a Corning Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-laws of Corning or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Corning or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation of the Distributions, the issue and sale of the Securities by the Company or the consummation by Corning of the transactions contemplated by the Intercompany Agreements or this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications the failure so to obtain would not, individually or in the aggregate, have a Corning Material Adverse Effect or as have been obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and Corning has taken all action (corporate and other) to authorize and approve the Distributions;

           (f) Jeffrey S. Hurwitz, Corporate Senior Vice President, General Counsel and Secretary of Covance, shall have furnished to the Underwriters his written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) Covance has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

              (ii) Each of the Intercompany Agreements to which Covance is a party has been duly authorized, executed and delivered by Covance and constitutes a valid and binding agreement of Covance, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

           (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Price Waterhouse LLP, shall have furnished to you, a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto);

           (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or increase in long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, or (iii) there shall not have been any adverse development in the litigation described under "Business -- Government Investigations and Related Claims", the effect of which, in any such case described in Clause
      (i), (ii) or (iii), is in your judgment so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

           (i) The Securities shall have been rated at least B+ and B2 by Standard & Poor's Rating Group and Moody's Investor Services, Inc., respectively, and on or after the date hereof (i) no downgrading shall have occurred in such ratings and (ii) such ratings shall not have been put under surveillance or review, with possible negative implications;

           (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's or Corning's securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in your judgment makes it impracticable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in your judgment, would materially and adversely affect the financial markets or the market for the Securities and other debt securities;

           (k) The Company has entered into the Credit Facility (as defined in the Prospectus) in substantially the form contemplated by the Prospectus; the Company has borrowed $350 million under the Credit Facility and has up to $100 million available under the working capital portion of the Credit Facility, substantially all of which will be available for borrowing at the Time of Delivery; and there shall be no default or event of default under the Credit Facility or the existence of any event which with notice or lapse of time, or both, would constitute a default or an event of default under the Credit Facility;

           (l) The IRS Ruling shall be in full force and effect;

           (m) The "no-action" letter from the Commission to Corning with respect to the absence of a need to register the Company Common Stock and Covance Common Stock issued in the Distributions shall be in full force and effect;

           (n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

           (o) The Escrow Agreement, in a form reasonably satisfactory to you, shall have been duly executed and delivered by each of the parties thereto, and all of the Intercompany Agreements (other than the Escrow Agreement) shall have been duly and irrevocably placed in escrow with the Escrow Agent pursuant to, and in accordance with, the Escrow Agreement;

           (p) All of the conditions to the consummation of the Distributions set forth in the Transaction Agreement, dated as of November 22, 1996, among the Company, Corning, Corning Life Sciences Inc., Corning Clinical Laboratories Inc. (MI) and Covance, shall have been satisfied or waived, other than the sale of the Securities and the application of the proceeds therefrom and the events contemplated by Section 5(a)(vii); and

           (q) The Company and Corning shall have furnished or caused to be furnished at the Time of Delivery certificates of officers of the Company and Corning reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and Corning herein at and as of such Time of Delivery, as to the performance by the Company and Corning of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

      8. (a) The Company and Corning will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through J.P. Morgan Securities Inc. expressly for use therein and provided, further, that the Company and Corning shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing prior to the date of this Agreement to such Underwriter and corrected in the Prospectus.

           (b) Each Underwriter will indemnify and hold harmless the Company and Corning against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through J.P. Morgan Securities Inc. expressly for use therein; and will reimburse the Company or Corning for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

           (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that in the case of subsection (a)(i) or (b) the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection; and provided, further that in the case of subsection (a)(ii) the omission so to notify the indemnifying party shall relieve the indemnifying party from liability only to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

           (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Corning on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Corning on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Corning on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Corning and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

           (e) The obligations of the Company and Corning under this Section 8 shall be in addition to any liability which the Company or Corning may otherwise have, including under the letter agreement, dated June 13, 1996, between Corning and Goldman, Sachs & Co., under the letter agreement, dated as of May 14, 1996, between Corning and Lazard Freres & Co. LLC and under the letter agreement, dated as of December 11, 1996, between Corning and J.P. Morgan Securities Inc., and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this
      Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Corning (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

      9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for one or more of the non-defaulting Underwriters or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Securities, the non-defaulting Underwriters or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and Corning, jointly and severally, agree to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

           (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

           (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Corning and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company or Corning, or any officer or director or controlling person of the Company or Corning, and shall survive delivery of and payment for the Securities.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and Corning shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and Corning shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, J.P. Morgan Securities Inc. shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by J.P. Morgan Securities Inc.

      All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 (c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by J.P. Morgan Securities Inc. upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Corning and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and Corning and each person who controls the Company, Corning or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and Corning.

                                Very truly yours,

                                    Corning Clinical Laboratories Inc.



                                    By: ......................................
                                        Name:
                                     Title:


                              Corning Incorporated



                                    By: .......................................
                                        Name:
                                     Title:


Accepted as of the date hereof:

J.P. Morgan Securities Inc.



 ................................................
Name:
Title:


 ................................................
  (Goldman, Sachs & Co.)



 ................................................
  (Lazard Freres & Co. LLC)

                            SCHEDULE I



                                                   Principal Amount
                                                    of Securities
           Underwriter                              to be Purchased



J.P. Morgan Securities Inc.............        $
Goldman, Sachs & Co....................
Lazard Freres & Co. LLC................



Total..........................................        $150,000,000
                                                       ============

                                   ANNEX I(a)













    Pursuant to Section 7(g) of the Underwriting Agreement, Price Waterhouse LLP shall furnish letters to the Underwriters to the effect that

       (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

       (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters and are attached hereto;

       (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

       (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

       (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

       (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

           (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

           (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

           (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in

       Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

           (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

           (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

           (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause
       (E) there were any decreases in consolidated net revenues, EBITDAR, income (loss) before taxes or net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

       (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
    (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.